Exhibit 99.1

FOR IMMEDIATE RELEASE

Interleukin Genetics Expands Research Collaboration with Alticor to Include Weight Management

Waltham, MA, July 1, 2004 — Interleukin Genetics, Inc. (OTCBB: ILGN) reported today that it has signed a Research Agreement with Access Business Group LLC (ABG), a subsidiary of Alticor Inc., to conduct research into the development of a test to identify individuals with specific genetic variations that affect how people gain and maintain weight.  The agreement also includes provisions to assist ABG in the development of nutritional products to help manage weight in those individuals who are overweight but not obese, that is, with a Body Mass Index (BMI) greater than 25 but less than 30.

With the execution of this agreement, Interleukin is eligible to receive up to $1.9 Million in additional research funding over a period of twelve months beginning on July 1, 2004. The first phase of the agreement is a “proof of concept” with a performance milestone that determines the continuance of the project.

“We are extremely pleased to have expanded our research collaboration with ABG,” said Philip R. Reilly, MD, JD, Interleukin’s Chief Executive Officer.   “This will allow us to move rapidly to explore the intellectual property involving the perilipin gene that we recently in-licensed.   We are committed to expanding our research base beyond inflammation and the Interleukin-1 gene cluster.”

The National Health and Nutrition Examination Survey (NHANES) of 1999–2000 estimates that 33% of adults in the U.S. are classified as overweight but not obese (Body Mass Index of 25 to 29.9).  Overweight individuals are at increased risk for many diseases including heart disease, type II diabetes, and some types of cancer.

About Interleukin

Interleukin Genetics is a biotechnology company focused on developing personalized health products. The company uses functional genomics to help in the development of risk assessment tests, pharmacogenetic tests, nutritional and therapeutic products based on the genetic variations in people. Interleukin’s current programs focus on cardiovascular disease, osteoporosis, rheumatoid arthritis, endometriosis, periodontal disease and weight management. Interleukin expects that these programs will lead to products that will personalize the selection of nutritional and therapeutic products and enable the managed care industry to improve patient care and better allocate resources. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

Certain statements contained herein are “forward-looking” statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns and our ability to make progress in advancing our core technologies. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns, our ability to construct a DNA testing laboratory, our ability to complete all of our key milestones with regard to Alticor programs, our ability to make progress in advancing our core technologies and our ability to launch new commercial products and those risks and uncertainties described in our annual report on Form 10-K, our quarterly reports on Form 10-Q and in other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

For Interleukin Genetics:

Fenel M. Eloi

(781) 398-0700